EXHIBIT 99.1 News release
HP Reports Fourth Quarter 2007 Results
Editorial Contacts:
Robert Sherbin, HP +1 650 857 2381 robert.sherbin@hp.com	•	Fourth quarter net revenue up 15%, or $3.7 billion, from a year earlier to $28.3 billion

Emma McCulloch, HP +1 650 857 4183 emcculloch@hp.com	•	Fiscal 2007 net revenue up 14%, or $12.6 billion, to $104.3 billion

HP Media Hotline +1 866 266 7272 pr@hp.com www.hp.com/go/newsroom	•	Fourth quarter GAAP operating profit up 38% to $2.6 billion; $0.81 earnings per share, up from $0.60 a year earlier

Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 www.hp.com	•	Fourth quarter non-GAAP operating profit up 27% to $2.8 billion; $0.86 earnings per share, up from $0.68 a year earlier
	•	HP Board of Directors approves $8 billion in share repurchase authorization

PALO ALTO, Calif., Nov. 19, 2007 – HP today announced financial results for its fourth fiscal quarter ended Oct. 31, 2007, with net revenue of $28.3 billion, up 15% from a year earlier and up 11% when adjusted for the effects of currency.

In the fourth quarter, GAAP operating profit was $2.6 billion and GAAP diluted earnings per share (EPS) was $0.81, up from $0.60 in the prior-year period. Non-GAAP operating profit was $2.8 billion, with non-GAAP diluted EPS of $0.86 up from $0.68 in the prior-year period. Non-GAAP financial information excludes $132 million of adjustments on an after-tax basis, or $0.05 per diluted share, related primarily to amortization of purchased intangibles. GAAP and non-GAAP financial information include all stock-based compensation expense in both current and prior-year periods.

“Strong performance across our businesses was highlighted by sharp improvement in our software segment,” said Mark Hurd, HP chairman and chief executive officer. “We have added over $12 billion of new revenue this year. While we still have more work to do, HP is well positioned to make further progress in the marketplace.”

	Q4 FY07	Q4 FY06	Y/Y	FY07	FY06	Y/Y
Net revenue ($B)	$ 28.3	$ 24.6	15%	$ 104.3	$ 91.7	14%
GAAP operating margin	9.3%	7.7%	1.6 pts	8.4%	7.2%	1.2 pts
GAAP net income ($B)	$ 2.2	$ 1.7	28%	$ 7.3	$ 6.2	17%
GAAP diluted EPS	$0.81	$0.60	35%	$2.68	$2.18	23%
Non-GAAP operating margin	9.9%	9.0%	0.9 pts	9.2%	8.0%	1.2 pts
Non-GAAP net income ($B)	$ 2.3	$ 1.9	21%	$ 8.0	$ 6.8	17%
Non-GAAP diluted EPS	$0.86	$0.68	26%	$2.93	$2.38*	23%*
* Note: excluding a favorable tax settlement in Q206, Y/Y EPS growth was 32%

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

Revenue in the Americas grew 10% on a year-over-year basis to $11.9 billion. Revenue grew 19% in Europe, the Middle East and Africa to $11.6 billion. Revenue grew 20% in Asia Pacific to $4.8 billion. When adjusted for the effects of currency, revenue in the Americas grew 9%, revenue in Europe, the Middle East and Africa grew 12%, and revenue in Asia Pacific grew 14%. Revenue from outside of the United States in the fourth quarter was 67%, with revenue in the BRIC countries (Brazil, Russia, India and China) growing 37% over the prior-year period and accounting for 9% of total revenue.

Personal Systems Group
Personal Systems Group (PSG) revenue grew 30% year over year to $10.1 billion, with unit shipments up 31% on a year-over-year basis. This fiscal year, PSG grew $7.2 billion in revenue. Notebook revenue for the quarter grew 49% over the prior-year period, while desktop revenue grew 15%. Commercial client revenue grew 24% year over year, while Consumer client revenue increased 40%. PSG had exceptional growth in emerging markets with more than 100% growth in China, its third-largest market. Operating profit was $589 million, or 5.8% of revenue, up from $336 million, or 4.3% of revenue, in the prior-year period.

Imaging and Printing Group
Imaging and Printing Group (IPG) revenue grew 4% year over year to $7.6 billion. On a year-over-year basis, supplies revenue grew 6%, Commercial hardware revenue grew 5% and Consumer hardware revenue declined 5%. Printer unit shipments increased 5% year over year, with Consumer printer hardware units up 3% and Commercial printer hardware units up 15%. Momentum in key growth initiatives continued, with printer-based multi-function devices up26%. Operating profit was $1.1 billion, or 14.5% of revenue, flat from the prior year period of $1.1 billion.

Enterprise Storage and Servers
 Enterprise Storage and Servers (ESS) reported revenue of $5.2 billion, up 10% over the prior-year period. On a year-over-year basis, industry-standard server revenue increased 14%, with x86 blade revenue up 78%. Storage revenue grew 7%, with revenue growth of 6% in external disk storage, including 17% in the midrange EVA line. Business critical systems revenue increased 5%, with Integrity systems growth of 59% offset by declines in PA-RISC and Alpha. Operating profit was $693 million, or 13.5% of revenue, up from $502 million, or 10.7% of revenue, in the prior-year period.

HP Services
HP Services (HPS) revenue increased 7% year over year to $4.4 billion. Revenue in Technology Services, Consulting and Integration, and Outsourcing Services each grew 7% over the prior-year period. Operating profit was $526 million, or 12.0% of revenue, up from $505 million, or 12.4% of revenue, in the prior-year period.

HP Software
 HP Software revenue doubled over the prior-year period to $698 million, led by strong growth from the businesses acquired in HP’s purchase of Mercury Interactive. On a year-over-year basis, HP OpenView grew 24% excluding Mercury. Operating profit was $177 million, or 25.4% of revenue, up from $60 million, or 17.2% of revenue, in the prior-year period.

Financial Services
HP Financial Services (HPFS) reported revenue of $657 million, an increase of 21% year over year. Financing volume and net portfolio assets increased 23% and 15%, respectively, over the prior-year period. Operating margin was 7.3% of revenue, up from 6.4% in the comparable period last year.

Asset management
 HP generated $3.6 billion in cash flow from operations for the quarter. Inventory ended the quarter at $8.0 billion, down 4 days over the prior year. Accounts receivable increased $2.5 billion over the prior-year period to $13.4 billion, up 3 days over the prior-year period. Accounts payable decreased $315 million over the prior-year period to $11.8 billion. HP’s dividend payment of $0.08 per share in the fourth quarter resulted in cash usage of $206 million. HP utilized $2.0 billion of cash during the fourth quarter to repurchase approximately 42 million shares of common stock from the open market. HP exited the quarter with $11.6 billion in gross cash, which includes cash and cash equivalents of $11.3 billion, short-term investments of $152 million, and certain long-term investments of $129 million.

Full year fiscal 2007
Net revenue for the full fiscal year was $104.3 billion, representing growth of 14%, or 10% when adjusted for the effects of currency. GAAP operating profit was $8.7 billion and GAAP diluted EPS was $2.68, up from $2.18 in the prior-year period. Non-GAAP operating profit was $9.6 billion, with non-GAAP diluted EPS of $2.93 up from $2.38 in the prior-year period. Non-GAAP financial information excludes $690 million of adjustments on an after-tax basis, or $0.25 per diluted share, related primarily to the amortization of purchased intangible assets, in process research and development charges, restructuring charges and pension curtailment gains. GAAP and non-GAAP financial information include all stock-based compensation expense in both current and prior-year periods.

Outlook
HP estimates Q1 FY08 revenue will be approximately $27.4 billion to $27.5 billion.

First quarter FY08 GAAP diluted EPS is expected to be $0.75, and non-GAAP diluted EPS is expected to be $0.80. Non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.05 per share, related primarily to the amortization of purchased intangible assets.

HP estimates FY08 revenue will be approximately $111.5 billion.

 FY08 GAAP diluted EPS is expected to be in the range of $3.12 to $3.17, and FY08 non-GAAP diluted EPS is expected to be in the range of $3.32 to $3.37. FY08 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.20 per share, related primarily to the amortization of purchased intangible assets.

Also today, HP announced that its board of directors has authorized an additional $8 billion for future repurchases of shares of HP common stock.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q4 FY07 earnings conference call is accessible via an audio webcast at www.hp.com/investor/q42007webcast.

About HP
HP focuses on simplifying technology experiences for all of its customers – from individual consumers to the largest businesses. With a portfolio that spans printing, personal computing, software, services and IT infrastructure, HP is among the world’s largest IT companies, with revenue totaling $104.3 billion for the fiscal year ended October 31, 2007. More information about HP (NYSE: HPQ) is available at www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net earnings, diluted earnings per share, or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including execution of cost reduction programs and restructuring plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by suppliers, customers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2007 and HP’s other filings with the Securities and Exchange Commission, including HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007. In particular, determining HP’s actual tax balances and provisions as of October 31, 2007 and for the fiscal year then ended requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Form 10-K. HP assumes no obligation and does not intend to update these forward-looking statements.

Note to editors: More news from HP, including links to RSS feeds, is available at www.hp.com/hpinfo/newsroom/.

© 2007 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.
11/2007

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	October 31, 2007	July 31, 2007	October 31, 2006
Net revenue	$28,293	$25,377	$24,555

Costs and expenses(a):
Cost of sales	21,304	19,164	18,593
Research and development	914	917	870
Selling, general and administrative	3,272	3,002	2,886
Amortization of purchased intangible assets	187	183	153
In-process research and development charges	4	--	--
Restructuring	(20)	(5)	152
Pension curtailments and pension settlements, net	--	--	--
Total costs and expenses	25,661	23,261	22,654

Earnings from operations	2,632	2,116	1,901

Interest and other, net	81	165	190
(Losses) gains on investments	(14)	5	14

Earnings before taxes	2,699	2,286	2,105

Provision for taxes(b)	535	508	408

Net earnings	$2,164	$1,778	$1,697

Net earnings per share:
Basic	$0.84	$0.68	$0.62
Diluted	$0.81	$0.66	$0.60

Cash dividends declared per share	$--	$0.16	$--

Weighted-average shares used to compute net earnings per share:
Basic	2,576	2,600	2,730
Diluted	2,678	2,697	2,816

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$40	$34	$37
Research and development	18	19	20
Selling, general and administrative	110	91	84
Total costs and expenses	$168	$144	$141

(b) Tax benefit from stock-based compensation	$(54)	$(36)	$(40)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(In millions except per share amounts)

	Twelve months ended October 31,
	2007	2006
	(Unaudited)

Net revenue	$104,286	$91,658

Costs and expenses(a):
Cost of sales	78,887	69,427
Research and development	3,611	3,591
Selling, general and administrative	12,226	11,266
Amortization of purchased intangible assets	783	604
In-process research and development charges	190	52
Restructuring	387	158
Pension curtailments and pension settlements, net	(517)	--
Total costs and expenses	95,567	85,098

Earnings from operations	8,719	6,560

Interest and other, net	444	606
Gains on investments	14	25

Earnings before taxes	9,177	7,191

Provision for taxes(b)	1,913	993

Net earnings	$7,264	$6,198

Net earnings per share:
Basic	$2.76	$2.23
Diluted	$2.68	$2.18

Cash dividends declared per share	$0.32	$0.32

Weighted-average shares used to compute net earnings per share:
Basic	2,630	2,782
Diluted	2,716	2,852

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$161	$144
Research and development	74	70
Selling, general and administrative	394	322
Total costs and expenses	$629	$536

(b) Tax benefit from stock-based compensation	$(182)	$(160)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three		Three		Three
	months		months		months
	ended	Diluted	ended	Diluted	ended	Diluted
	October 31,	earnings	July 31,	earnings	October 31,	earnings
	2007	per share	2007	per share	2006	per share

GAAP net earnings	$2,164	$ 0.81	$1,778	$ 0.66	$1,697	$ 0.60

Non-GAAP adjustments:

Amortization of purchased intangible assets	187	0.07	183	0.07	153	0.05
In-process research and development charges	4	--	--	--	--	--
Restructuring	(20)	(0.01)	(5)	--	152	0.05
Pension curtailments and pension settlements, net	--	--	--	--	--	--
Gains on investments(a)	--	--	--	--	(14)	--
Adjustments for taxes	(39)	(0.01)	(44)	(0.02)	(83)	(0.02)

Non-GAAP net earnings	$2,296	$ 0.86	$1,912	$ 0.71	$1,905	$ 0.68

GAAP earnings from operations	$2,632		$2,116		$1,901

Non-GAAP adjustments:

Amortization of purchased intangible assets	187		183		153
In-process research and development charges	4		--		--
Restructuring	(20)		(5)		152
Pension curtailments and pension settlements, net	--		--		--

Non-GAAP earnings from operations	$2,803		$2,294		$2,206

GAAP operating margin	9%		8%		8%
Non-GAAP adjustments	1%		1%		1%

Non-GAAP operating margin	10%		9%		9%

(a)	Beginning in fiscal 2007, HP no longer excludes gains or losses on investments when calculating financial measures presented on a non-GAAP basis.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Twelve		Twelve
	months	Diluted	months	Diluted
	ended	earnings	ended	earnings
	October 31,	per	October 31,	per
	2007	share	2006	share

GAAP net earnings	$7,264	$2.68	$6,198	$2.18

Non-GAAP adjustments:
Amortization of purchased intangible assets	783	0.29	604	0.21
In-process research and development charges	190	0.07	52	0.02
Restructuring	387	0.14	158	0.06
Pension curtailments and pension settlements, net	(517)	(0.19)	--	--
Gains on investments(a)	--	--	(25)	(0.01)
Adjustments for taxes	(153)	(0.06)	(210)	(0.08)

Non-GAAP net earnings	$7,954	$2.93	$6,777	$2.38

GAAP earnings from operations	$8,719		$6,560

Non-GAAP adjustments:
Amortization of purchased intangible assets	783		604
In-process research and development charges	190		52
Restructuring	387		158
Pension curtailments and pension settlements, net	(517)		--

Non-GAAP earnings from operations	$9,562		$7,374

GAAP operating margin	8%		7%
Non-GAAP adjustments	1%		1%

Non-GAAP operating margin	9%		8%

(a)	Beginning in fiscal 2007, HP no longer excludes gains or losses on investments when calculating financial measures presented on a non-GAAP basis.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	October 31, 2007	October 31, 2006
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$11,293	$16,400
Short-term investments	152	22
Accounts receivable	13,420	10,873
Financing receivables	2,507	2,440
Inventory	8,033	7,750
Other current assets	11,997	10,779

Total current assets	47,402	48,264

Property, plant and equipment	7,798	6,863

Long-term financing receivables and other assets	7,647	6,649

Goodwill and purchased intangible assets	25,852	20,205

Total assets	$88,699	$81,981

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$3,186	$2,705
Accounts payable	11,787	12,102
Employee compensation and benefits	3,465	3,148
Taxes on earnings	1,891	1,905
Deferred revenue	5,025	4,309
Accrued restructuring	123	547
Other accrued liabilities	13,783	11,134

Total current liabilities	39,260	35,850

Long-term debt	4,997	2,490
Other liabilities	5,916	5,497

Stockholders' equity	38,526	38,144

Total liabilities and stockholders' equity	$88,699	$81,981

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months ended October 31, 2007	Twelve months ended October 31, 2007

Cash flows from operating activities:
Net earnings	$2,164	$7,264
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	699	2,705
Stock-based compensation expense	168	629
Provision for bad debt and inventory	137	409
Losses (gains) on investments	14	(14)
In-process research and development charges	4	190
Restructuring	(20)	387
Pension curtailments and pension settlements, net	--	(517)
Deferred taxes on earnings	116	415
Excess tax benefit from stock-based compensation	(141)	(481)
Other, net	38	(86)

Changes in assets and liabilities:
Accounts and financing receivables	(1,843)	(2,808)
Inventory	(130)	(633)
Accounts payable	100	(346)
Taxes on earnings	321	502
Restructuring	(67)	(606)
Other assets and liabilities	2,049	2,605
Net cash provided by operating activities	3,609	9,615

Cash flows from investing activities:
Investment in property, plant and equipment	(813)	(3,040)
Proceeds from sale of property, plant and equipment	65	568
Purchases of available-for-sale securities and other investments	(247)	(283)
Maturities and sales of available-for-sale securities and other investments	22	425
Payments made in connection with business acquisitions, net	(1,900)	(6,793)
Net cash used in investing activities	(2,873)	(9,123)

Cash flows from financing activities:
Issuance of commercial paper and notes payable, net	(461)	1,863
Issuance of debt	--	4,106
Payment of debt	(37)	(3,419)
Issuance of common stock under employee stock plans	710	3,103
Repurchase of common stock	(2,040)	(10,887)
Excess tax benefit from stock-based compensation	141	481
Dividends	(206)	(846)
Net cash used in financing activities	(1,893)	(5,599)

Decrease in cash and cash equivalents	(1,157)	(5,107)
Cash and cash equivalents at beginning of period	12,450	16,400
Cash and cash equivalents at end of period	$11,293	$11,293

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	October 31,	July 31,	October 31,
	2007	2007	2006(a)
Net revenue:

Enterprise Storage and Servers	$5,150	$4,547	$4,670
HP Services	4,367	4,186	4,080
HP Software	698	554	349
Technology Solutions Group	10,215	9,287	9,099
Personal Systems Group	10,133	8,894	7,823
Imaging and Printing Group	7,554	6,751	7,283
HP Financial Services	657	582	545
Corporate Investments	210	220	160
Total Segments	28,769	25,734	24,910
Eliminations of intersegment net revenue and other	(476)	(357)	(355)

Total HP Consolidated	$28,293	$25,377	$24,555

Earnings from operations:

Enterprise Storage and Servers	$693	$464	$502
HP Services	526	430	505
HP Software	177	81	60
Technology Solutions Group	1,396	975	1,067
Personal Systems Group	589	519	336
Imaging and Printing Group	1,094	981	1,080
HP Financial Services	48	39	35
Corporate Investments	(5)	(5)	(36)
Total Segments	3,122	2,509	2,482

Corporate and unallocated costs and eliminations	(197)	(101)	(156)
Unallocated costs related to stock-based compensation expense	(122)	(114)	(120)
Amortization of purchased intangible assets	(187)	(183)	(153)
In-process research and development charges	(4)	--	--
Restructuring	20	5	(152)
Pension curtailments and pension settlements, net	--	--	--
Interest and other, net	81	165	190
(Losses) gains on investments	(14)	5	14

Total HP Consolidated Earnings Before Taxes	$2,699	$2,286	$2,105

(a)	Certain fiscal 2007 organizational realignments have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2006, the realignments primarily resulted in revenue movement within business units within the ESS and HPS segments. There was no impact to total segment revenue.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Twelve months ended October 31,
	2007	2006(a)
Net revenue:

Enterprise Storage and Servers	$18,769	$17,308
HP Services	16,646	15,617
HP Software	2,325	1,301
Technology Solutions Group	37,740	34,226
Personal Systems Group	36,409	29,166
Imaging and Printing Group	28,465	26,786
HP Financial Services	2,336	2,078
Corporate Investments	762	566
Total Segments	105,712	92,822
Eliminations of intersegment net revenue and other	(1,426)	(1,164)

Total HP Consolidated	$104,286	$91,658

Earnings from operations:

Enterprise Storage and Servers	$1,980	$1,446
HP Services	1,829	1,507
HP Software	347	85
Technology Solutions Group	4,156	3,038
Personal Systems Group	1,939	1,152
Imaging and Printing Group	4,315	3,978
HP Financial Services	155	147
Corporate Investments	(57)	(151)
Total Segments	10,508	8,164

Corporate and unallocated costs and eliminations	(439)	(331)
Unallocated costs related to stock-based compensation expense	(507)	(459)
Amortization of purchased intangible assets	(783)	(604)
In-process research and development charges	(190)	(52)
Restructuring	(387)	(158)
Pension curtailments and pension settlements, net	517	--
Interest and other, net	444	606
(Losses) gains on investments	14	25

Total HP Consolidated Earnings Before Taxes	$9,177	$7,191

(a)	Certain fiscal 2007 organizational realignments have been reflected retroactively to provide improved visibility and comparability. For fiscal year 2006, the realignments primarily resulted in revenue movement within business units within the ESS and HPS segments. There was no impact to total segment revenue.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	October 31,	July 31,	October 31,
	2007	2007	2006(a)
Net revenue:

Industry Standard Servers	$3,059	$2,814	$2,694
Business Critical Systems	1,043	811	997
Storage	1,048	922	979
Enterprise Storage and Servers	5,150	4,547	4,670
Technology Services	2,266	2,164	2,117
Outsourcing Services(b)	1,267	1,234	1,185
Consulting and Integration	834	788	778
HP Services	4,367	4,186	4,080
OpenView	616	481	251
OpenCall and Other	82	73	98
HP Software	698	554	349
Technology Solutions Group	10,215	9,287	9,099
Desktops	4,210	3,924	3,675
Notebooks	5,161	4,253	3,463
Workstations	473	441	362
Handhelds	97	105	139
Other	192	171	184
Personal Systems Group	10,133	8,894	7,823
Commercial Hardware	1,968	1,738	1,873
Consumer Hardware	1,237	982	1,296
Supplies	4,335	4,017	4,100
Other	14	14	14
Imaging and Printing Group	7,554	6,751	7,283
HP Financial Services	657	582	545
Corporate Investments	210	220	160
Total Segments	28,769	25,734	24,910

Eliminations of intersegment net revenue and other	(476)	(357)	(355)

Total HP Consolidated	$28,293	$25,377	$24,555

(a)	Certain fiscal 2007 organizational realignments have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2006, the realignments primarily resulted in revenue movement within business units within the ESS and HPS segments. There was no impact to total segment revenue.

(b)	Reflects name change from Managed Services to Outsourcing Services effective in fiscal 2007.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Twelve months ended October 31,
	2007	2006(a)

Net revenue:

Industry Standard Servers	$11,380	$9,982
Business Critical Systems	3,564	3,656
Storage	3,825	3,670
Enterprise Storage and Servers	18,769	17,308
Technology Services	8,678	8,348
Outsourcing Services(b)	4,821	4,382
Consulting and Integration	3,147	2,887
HP Services	16,646	15,617
OpenView	1,988	899
OpenCall and Other	337	402
HP Software	2,325	1,301
Technology Solutions Group	37,740	34,226
Desktops	15,850	14,613
Notebooks	17,642	12,000
Workstations	1,721	1,368
Handhelds	490	620
Other	706	565
Personal Systems Group	36,409	29,166
Commercial Hardware	7,181	6,899
Consumer Hardware	4,442	4,427
Supplies	16,788	15,402
Other	54	58
Imaging and Printing Group	28,465	26,786
HP Financial Services	2,336	2,078
Corporate Investments	762	566
Total Segments	105,712	92,822

Eliminations of intersegment net revenue and other	(1,426)	(1,164)

Total HP Consolidated	$104,286	$91,658

(a)	Certain fiscal 2007 organizational realignments have been reflected retroactively to provide improved visibility and comparability. For fiscal year 2006, the realignments primarily resulted in revenue movement within business units within the ESS and HPS segments. There was no impact to total segment revenue.

(b)	Reflects name change from Managed Services to Outsourcing Services effective in fiscal 2007.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	October 31, 2007	July 31, 2007	October 31, 2006

Numerator:
Net earnings	$2,164	$1,778	$1,697

Adjustment for interest expense on zero-coupon subordinated
convertible notes, net of taxes	2	1	2

Net earnings, adjusted	$2,166	$1,779	$1,699

Denominator:
Weighted-average shares used to compute basic EPS	2,576	2,600	2,730
Effect of dilutive securities:
Dilution from employee stock plans	94	89	78
Zero-coupon subordinated convertible notes	8	8	8
Dilutive potential common shares	102	97	86

Weighted-average shares used to compute diluted EPS	2,678	2,697	2,816

Net earnings per share:
Basic(a)	$0.84	$0.68	$0.62
Diluted(b)	$0.81	$0.66	$0.60

(a)	HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(In millions except per share amounts)

	Twelve months ended October 31,
	2007	2006
	(Unaudited)
Numerator:
Net earnings	$7,264	$6,198
Adjustment for interest expense on zero coupon subordinated
convertible notes, net of taxes	7	7

Net earnings, adjusted	$7,271	$6,205

Denominator:
Weighted-average shares used to compute basic EPS	2,630	2,782
Effect of dilutive securities:
Dilution from employee stock plans	78	62
Zero-coupon subordinated convertible notes	8	8
Dilutive potential common shares	86	70

Weighted-average shares used to compute diluted EPS	2,716	2,852

Net earnings per share:
Basic(a)	$2.76	$2.23
Diluted(b)	$2.68	$2.18

(a)	HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	October 31, 2007	July 31, 2007	October 31, 2006

Numerator:
Non-GAAP net earnings	$2,296	$1,912	$1,905
Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	2	1	2

Non-GAAP net earnings, adjusted	$2,298	$1,913	$1,907

Denominator:
Weighted-average shares used to compute basic EPS	2,576	2,600	2,730
Effect of dilutive securities:
Dilution from employee stock plans	94	89	78
Zero-coupon subordinated convertible notes	8	8	8
Dilutive potential common shares	102	97	86

Weighted-average shares used to compute diluted EPS	2,678	2,697	2,816

Non-GAAP net earnings per share:
Basic(a)	$0.89	$0.74	$0.70
Diluted(b)	$0.86	$0.71	$0.68

(a)	HP’s basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	HP’s diluted non-GAAP earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Twelve months ended October 31,
	2007	2006

Numerator:
Non-GAAP net earnings	$7,954	$6,777
Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	7	7

Non-GAAP net earnings, adjusted	$7,961	$6,784

Denominator:
Weighted-average shares used to compute basic EPS	2,630	2,782
Effect of dilutive securities:
Dilution from employee stock plans	78	62
Zero-coupon subordinated convertible notes	8	8
Dilutive potential common shares	86	70

Weighted-average shares used to compute diluted EPS	2,716	2,852

Non-GAAP net earnings per share:
Basic(a)	$3.02	$2.44
Diluted(b)	$2.93	$2.38

(a)	HP’s basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	HP’s diluted non-GAAP EPS included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

Use of Non-GAAP Financial Measures

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP

Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, pension curtailment and settlement gains and losses, and in-process research and development charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges as well as any gains or losses on investments recorded for periods ending on or before October 31, 2006. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•

Restructuring charges consist of costs primarily related to severance and benefits for employees terminated pursuant to a formal restructuring plan, including strategic reallocations or workforce reductions and early retirement programs. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past operating performance.

•

Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. HP incurs charges relating to the amortization of these intangibles, and those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Amortization charges for HP’s purchased intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•

In the first quarter of fiscal 2007, HP recognized a net curtailment gain for its non-U.S. pension plans. The net gain primarily reflects a plan design change in Mexico where HP ceased pension accruals for current employees who did not meet defined criteria based on age and years of service (calculated as of December 31, 2006). In the second quarter of fiscal 2007, HP recorded a pension curtailment gain primarily resulting from the decision to cease pension accruals under its U.S. defined benefit pension plan for all employees who were still accruing benefits under that plan. The curtailment gain was partially offset primarily by a settlement expense associated with the distribution and subsequent transfer of accrued pension benefits from HP’s U.S. Excess Benefit Plan to HP’s U.S. Executive Deferred Compensation Plan for the terminated vested plan participants. Because pension curtailment gains and pension settlement losses are inconsistent in amount and frequency, HP believes that eliminating these gains and losses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•

In-process research and development charges relate to amounts assigned to tangible and intangible assets to be used in research and development projects that have no alternative future use and therefore are charged to expense at the acquisition date. Charges for in-process research and development in connection with HP’s acquisitions are reflected in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. In-process research and development expenses are not indicative of HP’s ongoing operating costs and are generally unpredictable. Accordingly, HP believes that eliminating these expenses for purposes of calculating these non-GAAP measures contributes to a meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•

HP’s investments consist principally of time deposits, other debt securities and equity securities of publicly traded and privately held companies. HP sells investments or adjusts the value of investments from time to time based on market conditions and, in the case of investments in equity securities, the strategic value of such investments. HP’s activities in this regard are included in its GAAP presentation of net income and net earnings per share. Because the amount and timing of these gains or losses and adjustments are unpredictable, HP eliminated these gains or losses and adjustments for purposes of calculating non-GAAP net earnings and non-GAAP diluted earnings per share for periods ending on or before October 31, 2006. Beginning in fiscal 2007, HP no longer excludes gains or losses on investments when calculating non-GAAP net earnings and non-GAAP diluted earnings per share, as the amounts of those gains and losses have been immaterial in recent periods.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results.

Material Limitations Associated with Use of Non-GAAP Financial Measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•

Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•

Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

•	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•

Other companies may calculate non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

HP compensates for the limitations on our use of non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

HP believes that providing non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.